Exhibit 107
Calculation of Filing Fee Tables
Form S-3ASR
(Form Type)
Xencor, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	___	___	___	___	___
	Equity	Common Stock, par value $0.01 per share	Rule 457(o)	(1)	(3)	$200,000,000	$110.20 per $1,000,000	$22,040(4)
	Equity	Preferred Stock, par value $0.01 per share	Rule 457(o)	___	___	___	___	___
	Other	Warrants	Rule 457(o)	___	___	___	___	___
	Other	Rights	Rule 457(o)	___	___	___	___	___
	Other	Units	Rule 457(o)	___	___	___	___	___
	Unallocated (Universal) Shelf		Rule 457(o)	(2)	(3)	___	___	___
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$200,000,000		$22,040
	Total Fees Previously Paid							___
	Total Fee Offsets							___
	Net Fee Due							$22,040
(1)    The amount to be registered consists of up to $200,000,000 of an indeterminate amount of common stock that may be offered and sold from time to time in one or more offerings.
(2)    There is also being registered hereunder such currently indeterminate number of common stock, debt securities, preferred stock, warrants, and units that may be offered and sold from time to time in one or more offerings. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(3)    The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(4)    The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.